SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):        April 17, 2002

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-4224	11-1890605

(Commission File Number)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-16
EX-99

Item 4. Change in Registrant’s Certifying Accountant.

         On April 17, 2002 Avnet, Inc. (“Avnet” or “the Corporation”) dismissed its independent auditor, Arthur Andersen LLP (“Arthur Andersen”) and appointed KPMG LLP (“KPMG”) as its new independent auditor, effective immediately. These actions were approved by the Corporation’s Board of Directors upon the recommendation of its Audit Committee. KPMG will audit the consolidated financial statements of the Corporation for the fiscal year ending June 28, 2002.

         During the two most recent fiscal years ended June 29, 2001 and June 30, 2000, and the subsequent interim periods through the date of this report, there was no disagreement between the Corporation and Arthur Andersen, as defined in Item 304 of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with its reports, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The audit reports of Arthur Andersen on the consolidated financial statements of Avnet for the fiscal years ended June 29, 2001 and June 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years of Avnet ended June 29, 2001 and June 30, 2000, and the subsequent interim periods through the date of this report, neither the Corporation nor anyone on its behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

         Avnet has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter to the Securities and Exchange Commission dated April 23, 2002, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits.

(a)	Inapplicable

(b)	Inapplicable

(c)	Exhibits:

16	Letter of Arthur Andersen LLP to the Securities and Exchange Commission dated April 23, 2002

99	Press Release of Avnet, Inc. dated April 23, 2002

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)

Date: April 23, 2002	By:	/s/ Raymond Sadowski

Raymond Sadowski Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
16	Letter of Arthur Andersen LLP to the Securities and Exchange Commission dated April 23, 2002

99	Press Release of Avnet, Inc. dated April 23, 2002